EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of this 1st day of March, 2004, among PSS World Medical, Inc., a Florida corporation (“PSS”), Gulf South Medical Supply, Inc., a Delaware corporation (“Gulf South”), and Physician Sales & Services Limited Partnership, a Florida limited partnership (“PSS LP”; PSS, Gulf South and PSS LP are referred to hereinafter each individually as a “Borrower” and collectively as “Borrowers”), PSS Holding, Inc., a Florida corporation (“PSS Holding”), PSS Service, Inc., a Florida corporation (“PSS Service”), Physician Sales & Service, Inc., a Florida corporation (“Physician Sales & Service”), Highpoint Healthcare Distribution, Inc., a Nevada corporation (“Highpoint Healthcare”), ProClaim, Inc., a Tennessee corporation (“ProClaim”), Ancillary Management Solutions, Inc., a Tennessee corporation (“Ancillary”), and ThriftyMed, Inc., a Florida corporation (“ThriftyMed”; PSS Holding, PSS Service, Physician Sales & Service, Highpoint Healthcare, ProClaim, Ancillary and ThriftyMed are referred to hereinafter each individually as a “Guarantor” and collectively as “Guarantors”), the Lenders party to this Amendment (the “Lenders”), and Bank of America, N.A., as Agent for the Lenders (the “Agent”).

W I T N E S S E T H :

WHEREAS, Borrowers, Guarantors, the Lenders and the Agent entered into that certain Amended and Restated Credit Agreement, dated as of May 20, 2003, pursuant to which the Lenders agreed to make certain loans to Borrowers (as amended, modified, supplemented and restated from time to time, the “Credit Agreement”); and

WHEREAS, Borrowers, Guarantors, the Lenders and the Agent desire to enter into this Amendment for the purpose of amending the Credit Agreement in certain respects.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Credit Agreement.

2. The Agent and the Lenders acknowledge that the issuance of the Senior Convertible Notes (as hereafter defined) shall not constitute a default under Section 7.9(c) of the Credit Agreement.

3. The Credit Agreement is amended by adding the following new subsection (h) to Section 7.13 of the Credit Agreement, immediately following subsection (g) thereof:

(h) Debt incurred pursuant to the Senior Convertible Notes and the Senior Convertible Notes Indenture.

4. The Credit Agreement is amended by deleting Section 7.14 of the Credit Agreement and replacing it with the following in lieu thereof:

7.14 Prepayment. Neither any Obligor nor any Subsidiary shall voluntarily prepay any Debt, except (a) the Obligations in accordance with the terms of this Agreement, (b) in connection with Refinancings permitted under Section 7.13(d), (c) intercompany Debt, provided no such intercompany Debt will be prepaid to any non-Obligor if an Event of Default exists, (d) non-cash conversions of all or part of the Debt outstanding under the Senior Convertible Notes into equity securities of PSS in accordance with the terms of the Senior Convertible Notes Indenture, and (e) and Permitted SCN Redemptions.

5. The Credit Agreement is amended by deleting Section 7.23 of the Credit Agreement and replacing it with the following in lieu thereof:

7.23 Financial Covenants. The Borrowers and their consolidated Subsidiaries shall:

(a) have EBITDA for each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter set forth below of not less than the applicable amount set forth below:

Period Ending	Minimum EBITDA
Each four fiscal quarter period ending on or after March 28, 2003 but prior to the fiscal quarter ending on or about April 2, 2004	$38,000,000

Each four fiscal quarter period ending on or after April 2, 2004 but prior to the fiscal quarter ending on or about April 1, 2005	$45,000,000

Each four fiscal quarter period ending thereafter	$50,000,000

(b) maintain a Leverage Ratio as of each fiscal quarter ending as of the applicable date set forth below of not more than the applicable ratio set forth below:

Fiscal Quarter Ending	Maximum Leverage Ratio
Each four fiscal quarter period ending on or after March 28, 2003 but prior to the fiscal quarter ending on or about April 1, 2005	3.5 to 1
Each four fiscal quarter period ending thereafter	3.25 to 1

; provided, however, the Borrowers shall only be required to comply with this Section 7.23 with respect to any fiscal quarter end if, at any time during such fiscal quarter then ended, Excess Availability was less than $25,000,000.

6. The Credit Agreement is amended by deleting the definition of “Change of Control” set forth in Appendix A to the Credit Agreement and replacing it with the following in lieu thereof:

“Change of Control” means the occurrence of any of the following: (a) a Person or “group” of Persons (within the meaning of Section 13(d) of the Exchange Act), shall acquire, beneficially or of record, 30% or more of the outstanding voting stock (stock entitled to vote for election of directors) of PSS; (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of PSS (together with any new directors whose election by the Board of Directors of PSS or whose nomination for election by the shareholders of PSS, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of PSS, as the case may be, then in office; (c) PSS shall cease to own 100% of the voting stock of any other Obligor or such ownership shall cease to vest in PSS voting control with respect to any other Obligor, except as a result of a transaction permitted under this Agreement; or (d) a “Fundamental Change” shall occur under (and as defined in) the Senior Convertible Notes Indenture.

7. The Credit Agreement is amended by deleting the definition of “Funded Debt” set forth in Appendix A to the Credit Agreement and replacing it with the following in lieu thereof:

“Funded Debt” means, as of any date of determination, (a) all principal of Debt under this Agreement, and, without duplication, (b) (i) Debt for money borrowed, (ii) Debt, whether or not in any such case the same was for money borrowed, (A) represented by notes payable, and drafts accepted, that represent extensions of credit, (B) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business), including Debt to be paid in one or more installments under non-compete arrangements entered into in connection with Permitted Acquisitions, (iii) Debt that constitutes an obligation under a Capital Lease, and (iv) Debt that is such by virtue of clause (d) of the definition thereof, but only to the extent that the obligations guaranteed are obligations that would constitute Funded Debt; provided, however, the amount of Funded Debt on any date of determination shall be reduced by an amount, not to exceed the outstanding principal amount of Revolving Loans on such date, equal to the remainder of (1) the net amount of the Borrowers’ Cash Equivalents (plus collected funds in bank accounts of the Borrowers at the Bank) as of such date that are subject to the Agent’s perfected Liens and no prior Liens and that are capable of being liquidated within two Business Days without any penalty or premium and available for the general operations of the Borrowers, minus (2) the aggregate outstanding amount of (y) checks and similar instruments that have been written against the Borrowers’ bank accounts as of such date but have not yet cleared, whether or not such checks have been mailed or delivered or are being held by a Borrower, plus (z) automatic clearing house and other transfers that are pending against the Borrowers’ bank accounts as of such date, it being understood that the calculation of both items (1) and (2) above shall be made by the Borrowers in such detail as the Agent may require and shall be subject to the final approval of the Agent.

8. The Credit Agreement is amended by deleting the definition of “Permitted Stock Redemptions” set forth in Appendix A to the Credit Agreement and replacing it with the following in lieu thereof:

“Permitted Stock Redemptions” means redemptions of capital stock of PSS so long as: (a) the aggregate redemption price for such redemptions occurring on or after the Closing Date does not exceed $42,000,000, (b) no Default or Event of Default exists before or after giving effect to any such redemption, (c) after giving effect to the consummation of any such redemption (including any Loans made hereunder to finance such redemption), Excess Availability is greater than $20,000,000; (d) after giving effect to the consummation of any such redemption, the Obligors are in compliance with the financial covenants set forth in Section 7.23 on a pro forma basis (it being understood that this requirement shall apply whether or not Excess Availability is greater than $25,000,000 after giving effect to the consummation of any such redemption), provided, that such financial covenants shall be measured as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, for the twelve fiscal month period then ended; (e) the Accounts Payable Turnover, calculated as of the date of any such proposed redemption and as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, shall not in either case exceed 45 days; (f) after giving effect to the consummation of such redemption (including any Loans made hereunder to finance such redemption) the Aggregate Revolver Outstandings shall not exceed the Maximum Revolver Amount minus $20,000,000; and (g) a Responsible Officer delivers to the Agent a certificate (i) demonstrating compliance with clauses (a), (c), (d), (e) and (f) above, and (ii) stating that no Default or Event of Default exists before or after giving effect to any such redemption; provided, that, in the case of a series of redemptions over consecutive Business Days, unless otherwise required by the Agent, the Borrowers shall only be required to deliver the foregoing certificate as of the first date of such series of redemptions (such certificate to be delivered on the first date of such series of redemptions) and as of the last date of such series of redemptions (such certificate to be delivered within two Business Days after the last date of such series of redemptions).

9. The Credit Agreement is amended by adding the following new definition of “Permitted SCN Redemptions” to Annex A to the Credit Agreement, in proper alphabetical sequence:

“Permitted SCN Redemptions” means cash redemptions or conversions of Senior Convertible Notes so long as: (a) the aggregate redemption or conversion price does not exceed $50,000,000, (b) no Default or Event of Default exists before or after giving effect to any such redemption or conversion, (c) after giving effect to the consummation of any such redemption or conversion (including any Loans made hereunder to finance such redemption or conversion), Excess Availability is greater than $25,000,000; (d) after giving effect to the consummation of any such redemption or conversion, the Obligors are in compliance with the financial covenants set forth in Section 7.23 on a pro forma basis (it being understood that this requirement shall apply whether or not Excess Availability is greater than $25,000,000 after giving effect to the consummation of any such redemption or conversion), provided, that such financial covenants shall be measured as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, for the twelve fiscal month period then ended; (e) the Accounts Payable Turnover, calculated as of the date of any such proposed redemption or conversion and as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, shall not in either case exceed 45 days; (f) after giving effect to the consummation of such redemption or conversion (including any Loans made hereunder to finance such redemption or conversion) the Aggregate Revolver Outstandings shall not exceed the Maximum Revolver Amount minus $20,000,000; and (g) a Responsible Officer delivers to the Agent a certificate (i) demonstrating compliance with clauses (a), (c), (d), (e) and (f) above, and (ii) stating that no Default or Event of Default exists before or after giving effect to any such redemption or conversion.

10. The Credit Agreement is amended by adding the following new definition of “Senior Convertible Notes” to Annex A to the Credit Agreement, in proper alphabetical sequence:

“Senior Convertible Notes” means those certain [Convertible Senior Notes] by PSS dated March     , 2004, due                     , 2024, in the aggregate original principal amount of up to $150,000,000, issued pursuant to the Senior Convertible Notes Indenture.

11. The Credit Agreement is amended by adding the following new definition of “Senior Convertible Notes Indenture” to Annex A to the Credit Agreement, in proper alphabetical sequence:

“Senior Convertible Notes Indenture” means that certain [Indenture] dated March     , 2004, between PSS and Wachovia Bank, N.A., as trustee, that provides for the issuance of the Senior Convertible Notes.

12. Notwithstanding anything to the contrary set forth in the Credit Agreement or any other Loan Document, the Applicable Margins shall be set at Level V (0.00% for Base Rate Loans and 2.00% for LIBOR Loans) until the scheduled adjustment thereto based on the Leverage Ratio for the fiscal year ending on or about April 1, 2005, provided that the foregoing shall not limit the application of the Default Rate as set forth in the Credit Agreement during the existence of an Event of Default.

13. The effectiveness of this Amendment is expressly conditioned upon the following:

(a) the due execution and delivery of this Amendment by each of the parties hereto;

(b) the delivery to the Agent of duly executed originals of each of the documents set forth on the Closing Checklist, a copy of which is attached hereto as Exhibit A;

(c) the payment by the Borrowers of the amendment fee described in Section 14 of this Amendment; and

(d) the Agent shall have received a true and correct copy of the Senior Convertible Notes Indenture, substantially in conformance with the most recent Description of Notes delivered to the Agent prior to the execution and delivery of this Amendment by the Agent.

14. In consideration of the Agent’s and the Lenders’ willingness to enter into this Amendment, Borrowers jointly and severally agree to pay to the Agent an amendment fee in the amount of $250,000, in immediately available funds on the date hereof, to be distributed by the Agent to the Lenders who are party to this Amendment based upon such Lenders’ Pro Rata Share of the Commitments.

15. To induce the Agent and the Lenders to enter into this Amendment, Borrowers and Guarantors hereby represent and warrant that, as of the date hereof, there exists no Default or Event of Default under the Credit Agreement.

16. Borrowers and Guarantors hereby restate, ratify, and reaffirm each and every term, condition, representation and warranty heretofore made by each of them under or in connection with the execution and delivery of the Credit Agreement, as modified hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment, except to the extent that any such representation or warranty relates solely to a prior date.

17. Except as expressly set forth herein, the Credit Agreement and the other Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of Borrowers and Guarantors to the Agent and the Lenders.

18. Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to the Agent.

19. Borrowers and Guarantors agree to take such further action as the Agent shall reasonably request in connection herewith to evidence the agreements herein contained.

20. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

21. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns, and legal representatives and heirs, of the parties hereto.

22. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

[Signatures commence on following page.]

IN WITNESS WHEREOF, Borrowers, Guarantors, the Agent and the Lenders have caused this Amendment to be duly executed as of the date first above written.

BORROWERS: PSS WORLD MEDICAL, INC.

By:	/s/ DAVID D. KLARNER

Name:	David D. Klarner
Title:	Vice President

GULF SOUTH MEDICAL SUPPLY, INC.

By:	/s/ DAVID D. KLARNER

Name:	David D. Klarner
Title:	Vice President

PHYSICIAN SALES & SERVICE LIMITED PARTNERSHIP

By:	PSS World Medical, Inc., Its general partner

By:	/s/ DAVID D. KLARNER

Name:	David D. Klarner
Title:	Vice President

GUARANTORS: PSS HOLDING, INC.

By:	/s/ DAVID D. KLARNER

Name:	David D. Klarner
Title:	Vice President

PSS SERVICE, INC.

By:	/s/ DAVID D. KLARNER

Name:	David D. Klarner
Title:	Vice President

PHYSICIAN SALES & SERVICE, INC.

By:	/s/ DAVID D. KLARNER

Name:	David D. Klarner
Title:	Vice President

THRIFTYMED, INC.

By:	/s/ DAVID D. KLARNER

Name:	David D. Klarner
Title:	Vice President

HIGHPOINT HEALTHCARE DISTRIBUTION, INC.

By:	/s/ DAVID D. KLARNER

Name:	David D. Klarner
Title:	Vice President

PROCLAIM, INC.

By:	/s/ DAVID D. KLARNER

Name:	David D. Klarner
Title:	Vice President

ANCILLARY MANAGEMENT SOLUTIONS, INC.

By:	/s/ DAVID D. KLARNER

Name:	David D. Klarner
Title:	Vice President

LENDERS: BANK OF AMERICA, N.A.

By:	/s/ MARK HERDMAN

Name:	Mark Herdman
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ STEVEN WAGNBLAS

Name:	Steven Wagnblas
Title:	Duly Authorized Signatory

FLEET CAPITAL CORPORATION

By:	/s/ W. REED PADEN

Name:	W. Reed Paden
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ ERIC BUTLER

Name:	Eric Butler
Title:	Managing Director

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ ARTHUR R. CORDWELL, JR.

Name:	Arthur R. Cordwell, Jr.
Title:	Vice President

AGENT: BANK OF AMERICA, N.A.

By:	/s/ MARK HERDMAN

Name:	Mark Herdman
Title:	Vice President

EXHIBIT A

Third Amendment

relating to

Amended and Restated Credit Agreement dated May 20, 2003 among PSS

World Medical, Inc. and the other borrowers listed on Appendix 1

(“Borrowers”)

and

The Guarantors listed on Appendix 1

(“Guarantors”)

and

A syndicate of lenders party thereto (the “Lenders”)

and

Bank of America, N.A., as agent for the Lenders

(“Agent”)

March 1, 2004

Document

1.	Third Amendment

2.	Bringdown Secretary’s Certificate of PSS World Medical, Inc., including Exhibit A – Good Standing Certificate

3.	Bringdown Certificate of Physician Sales and Service Limited Partnership, including Exhibit A – Good Standing Certificate

4.	Bringdown Secretary’s Certificate for Gulf South Medical Supply, Inc., including Exhibit A – Good Standing Certificate

5.	Opinion of Counsel

6.	Affidavit regarding Out of State Delivery

7.	Certificate regarding Senior Convertible Notes Indenture

Appendix 1

Borrowers

PSS World Medical, Inc.

Physician Sales & Service Limited Partnership

Gulf South Medical Supply, Inc.

Guarantors

Physician Sales & Services, Inc.

PSS Holding, Inc.

PSS Service, Inc.

ThriftyMed, Inc.

Highpoint Healthcare Distribution, Inc.

ProClaim, Inc.

Ancillary Management Solutions, Inc.